                                                                    EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION


     TeleVideo, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     FIRST: That by unanimous written consent of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders or otherwise brought before the stockholders for consideration. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "4" so that, as amended, said first paragraph of such Article shall be and read as follows:

     "The total number of shares of stock of all classes which the Corporation has authority to issue is 78,000,000 shares, consisting of 75,000,000 shares of Common Stock with a par value of $0.01 per share, and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. Upon the amendment of this article to read as herein set forth, each four shares of Common Stock outstanding shall be combined and converted into one share of Common Stock. In lieu of fractional shares, the Company shall pay in cash the fair market value of any fractional shares based on the last sale price on the last trading day preceding the date of this amendment."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the corporation's Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by K. Philip Hwang, its authorized officer, this 21st day of April, 1998, and such amendment is effective on the date of filing in the Office of the Delaware Secretary of State.

                                         /s/ K Philip Hwang
                                         -------------------------------------
                                         K. Philip Hwang
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

Attest:



/s/ Kathy K. Cleveland
-------------------------------------
Kathy K. Cleveland
SECRETARY


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     TeleVideo Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors on March 24, 1997, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

        "The name of the Corporation is TeleVideo, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, that the corporation's Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by K. Philip Hwang, its authorized officer, this 4th day of April, 1997.

                                         /s/ K. Philip Hwang
                                         -------------------------------------
                                         K. Philip Hwang
                                         Chairman & CEO

Attest:


/s/ Kathy Cleveland
------------------------------------
Kathy Cleveland
Assistant Secretary